Exhibit 99.2

Orion Biotech Opportunities Corp. Announces Closing of $200 Million Initial Public

Offering of Securities

NEW YORK, May 17, 2021 – Orion Biotech Opportunities Corp. (the “Company”) today announced the closing of its initial public offering (“IPO”) of 20,000,000 units at a price of $10.00 per unit, resulting in Total gross proceeds of $200,000,000. The Company’s units began trading on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “ORIAU” on May 13, 2021.

Each unit consists of one of the Company’s Class A ordinary shares and one-fifth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq under the symbols “ORIA” and “ORIAW,” respectively.

Orion Biotech Opportunities Corp. is a newly incorporated special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with a target in a growth-oriented sector, including technology and media.

Cantor Fitzgerald & Co. acted as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to 3,000,000 additional units to cover over-allotments, if any.

The offering was made by means of a prospectus, copies of which may be obtained, when available, from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orion Biotech Opportunities Corp.

Orion Biotech Opportunities Corp. is a newly incorporated special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination. The Company was established by its co-founders, James Huang, Orion’s Chief Executive Officer, and Chrystyna Bedrij Stecyk, to pursue investment opportunities principally in the biotechnology and life sciences industries. In particular, Orion will target North American, European, and Asian healthcare companies with the potential to drive transformational change through the development and commercialization of novel therapies or technologies, areas in which the Company’s team has extensive operating, investing and transactional experience.

The Company’s sponsor is affiliated with MSD Partners and Panacea. Panacea is a leading venture capital firm focused on early and growth stage healthcare companies globally. MSD Partners is an investment adviser established in 2009 by partners of MSD Capital, which is the private investment firm that was established in 1998 to exclusively manage the capital of Michael Dell, the Chairman and Chief Executive Officer of Dell Technologies, and his family. As of December 31, 2020, MSD Capital and MSD Partners collectively manage over $19 billion. The Company believes the combination of its affiliation with MSD Partners and Panacea, the experience and network of its founders, management team and Strategic Advisors, and the access to our board members’ expertise will be attractive to potential target businesses and will enable us to identify and execute a successful business combination.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed IPO. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Todd Fogarty or Anntal Silver

Kekst CNC

212-521-4854 or 212-521-4849

oria@kekstcnc.com

# # #